Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    We consent to the incorporation by reference in Registration Statement No. 333-239073 on Form S-3 and Registration Statement Nos. 333- 183465 on Form S-8 of our reports dated February 23, 2021, relating to the financial statements of iStar Inc. and the effectiveness of iStar Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
New York, NY
February 23, 2021